EXHIBIT 4.5

                    [Davis Polk & Wardwell Letterhead]


                              (212) 450-4000

                                                            November 10, 1998


Re:  Donaldson, Lufkin & Jenrette, Inc.
     Medium-Term Notes


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

               We have acted as special tax counsel for Donaldson, Lufkin & Jenrette, Inc. (the "Company") in connection with the registration of $500,000,000 of the Company's Medium-Term Notes (the "Notes"). We hereby confirm the opinion (the "Opinion") set forth under the caption "United States Tax Considerations" in the prospectus supplement (the "Prospectus Supplement") dated October 30, 1998 that supplements the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on June 1, 1998.

               We hereby consent to the use of our name under the caption "United States Tax Considerations" in the Prospectus Supplement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                              Very truly yours,

                                              /s/ Davis Polk & Wardwell
                                              ___________________________
                                                  Davis Polk & Wardwell